Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333- 275002

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 3, 2023)

CHEMOMAB THERAPEUTICS LTD.

Up to $7,258,687
American Depositary Shares representing Ordinary Shares

We have entered into a Sales Agreement, dated as of July 25, 2025 (the “Sales Agreement”) with LifeSci Capital LLC (the “Agent”) relating to American Depositary Shares (“ADSs”), each representing twenty (20) ordinary shares, no par value, of the Company offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement is not complete and must be read together with the accompanying prospectus.  In accordance with the terms of the Sales Agreement, we may offer and sell our ADSs having an aggregate offering price of up to $7,258,687 from time to time through the Agent pursuant to the Sales Agreement and this prospectus supplement and the accompanying prospectus.

Our ADSs are listed on the Nasdaq Capital Market under the symbol “CMMB.” The last reported sales price of our ADSs on the Nasdaq Capital Market on July 23, 2025 was $1.10 per ADS.

Sales of our ADSs, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act. The Agent is not required to sell any specific number or dollar amount of securities, but will use commercially reasonable efforts to sell on our behalf all the ADSs requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agent will be entitled to compensation at a commission rate of 3.0% of the aggregate gross proceeds from each sale of ADSs. In connection with the sales of ADSs on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts.

As of July 23, 2025, the aggregate market value of outstanding ADSs held by non-affiliates (“public float”) was approximately $28,146,402, based on 20,764,302 ADSs outstanding as of July 23, 2025, of which 20,104,573 ADSs were held by non-affiliates, and a per ADS price of $1.40 based on the closing sale price of such ADS on May 27, 2025. As of the date hereof, we have sold or offered 1,437,191 ADSs for a total of approximately $2,123,447 pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.5 of Form F-3, in no event may we offer securities pursuant to this prospectus supplement and the accompanying prospectus with an aggregate offering price of more than one-third of the aggregate market value of ADSs held by non-affiliates in any twelve-month period, for as long as the aggregate market value of the ADSs held by non-affiliates is less than $75,000,000. If, subsequent to the date of this prospectus supplement, the aggregate market value of our outstanding ADSs held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales will not apply to additional sales made pursuant to this prospectus supplement and the accompanying prospectus.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement, beginning on page 6 of our most recent annual report on Form 20-F and under similar headings in the other documents that we have filed or that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

LifeSci Capital

Prospectus Supplement dated July 25, 2025

TABLE OF CONTENTS

Prospectus Supplement

Table of Contents

Base Prospectus

S - i

ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form F-3 (File No. 333-275002) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the SEC on October 16, 2023, as amended on October 30, 2023, and was declared effective by the SEC as of November 3, 2023. Under this prospectus supplement, we may, from time to time, sell our ADSs having an aggregate offering price of up to $7,258,687.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we make future filings with the SEC to update the information contained in documents that have been incorporated by reference, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document having a later date (including a document incorporated by reference in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.

In this prospectus supplement, unless otherwise indicated, “Chemomab Therapeutics,” “Chemomab,” “the Company,” “our company,” “we,” “us” and “our” refer to Chemomab Therapeutics Ltd. and its consolidated subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. We have not, and the Agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it and we do not take any responsibility for such information. You should assume that the information appearing in this prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement shall not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

In addition, unless otherwise mentioned or unless the context requires otherwise,:

“$” or “U.S. Dollars” refer to Dollars, the lawful currency of the United States;

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

“NIS” refers to New Israeli Shekels, the lawful currency of the State of Israel;

“ordinary shares” and similar expressions refer to our ordinary shares, no nominal (par) value;

“ADSs” refer to the American Depositary Shares listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CMMB,” each representing twenty (20) ordinary shares;

“SEC” refers to the United States Securities and Exchange Commission; and

“Securities Act” refers to the Securities Act of 1933, as amended.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the documents incorporated by reference herein and the accompanying prospectus may contain or incorporate forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements stated in or implied by these forward-looking statements.

All statements other than statements of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. You should refer to the “Risk Factors” beginning on page S-9 of this prospectus supplement,  in our most recent Annual Report on Form 20-F and any updates in each report on From 6-K that indicates that it is being incorporated by reference and filed with the SEC for specific risks that could cause actual results to be significantly different from those stated in or implied by these forward-looking statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those stated in or implied by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements speak only as of the date made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus supplement, the accompanying prospectus and the documents that we reference in this prospectus supplement and have filed with the SEC as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from any future results stated in or implied by these forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•
we have incurred significant losses since inception and anticipate that we will continue to incur increasing levels of operating losses over the next several years and for the foreseeable future. We are unable to predict the extent of any future losses or when we will become profitable, if at all. Even if we become profitable, we may not be able to sustain or increase our profitability on a quarterly or annual basis;

•	we have a limited operating history and funding, which may make it difficult to evaluate our prospects and likelihood of success;

•
our business is highly dependent on the success of our lead product candidate, nebokitug, and any other product candidates that we advance into clinical studies. All of our programs will require significant additional clinical development;

•
our central objective is to design and develop targeted treatments for inflammation and fibrosis with an initial focus on the antagonism of CCL24 signaling, which is known to regulate fibrotic and inflammatory processes. While we have conducted extensive preclinical studies and four successful clinical trials in patients, our approach in the area of fibrotic diseases is novel and unproven and may not result in marketable products;

•
the successful completion of clinical studies is a prerequisite to submitting a marketing application to the FDA and similar marketing applications to comparable foreign regulatory authorities, for each product candidate and, consequently, the ultimate approval and commercial marketing of any product candidates. We may experience negative or inconclusive results, which may result in us deciding, or regulators requiring us, to conduct additional clinical studies or trials or abandon some or all of our product development programs, which could have a material adverse effect on our business;

•
we may encounter difficulties enrolling patients in our clinical studies, including any public health emergencies and related clinical development activities could be delayed or otherwise adversely affected;

•
our ongoing and future clinical studies may reveal significant adverse events or immunogenicity-related responses and may result in a safety profile that could delay or prevent regulatory approval or market acceptance of our product candidate;

•
the regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for nebokitug or any other product candidates, our business will be substantially harmed;

•
if we do not achieve our projected development and commercialization goals in the timeframes we announce and expect, the commercialization of our product candidates may be delayed and our business will be harmed;

•	we face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than us;

•
we have been granted Orphan Drug Designation for nebokitug in connection with three indications and may seek Orphan Drug Designation for other indications or product candidates, and we may be unable to maintain the benefits associated with Orphan Drug Designation, including the potential for market exclusivity, and may not receive Orphan Drug Designation for other indications or for our other product candidates;

•
we expect to experience significant growth in the number of our employees over time and the scope of our operations, particularly in the areas of product candidate development, regulatory affairs and sales and marketing. We will therefore need to expand our organization, and we may experience difficulties in managing this growth, which could disrupt our operations;

•
if we are unable to protect our patents or other proprietary rights, or if we infringe the patents or other proprietary rights of others, our competitiveness and business prospects may be materially damaged. In addition, changes in patent laws or patent jurisprudence could diminish the value of patents in general, thereby impairing our ability to protect our product candidates;

•	risks related to our operations in Israel could materially adversely impact our business, financial condition and results of operations;

•
our principal executive offices are located in Israel and US and certain of our product candidates may be manufactured at third-party facilities located in Europe. In addition, our business strategy includes potentially expanding internationally if any of our product candidates receives regulatory approval. A variety of risks associated with operating internationally could materially adversely affect our business;

•	holders of ADSs are not treated as holders of our ordinary shares;

•	holders of ADSs may not have the same voting rights as the holders of our ordinary shares and may not receive voting materials in time to be able to exercise their right to vote;

•	holders of ADSs may be subject to limitations on the transfer of their ADSs and the withdrawal of the underlying ordinary shares;

•
we are entitled to amend the deposit agreement and to change the rights of ADS holders under the terms of such agreement, or to terminate the deposit agreement, without the prior consent of the ADS holders;

•	ADSs holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action;

•
obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements;

•
obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not mean that we will be successful in obtaining regulatory approval of our product candidates in other jurisdictions;

•
even if we obtain regulatory approval for nebokitug or any product candidate, we will still face extensive and ongoing regulatory requirements and obligations and any product candidates, if approved, may face future development and regulatory difficulties;

•
disruptions at the FDA and other government agencies caused by funding shortages or global health concerns could hinder our ability to hire, retain or deploy key leadership and other personnel, or otherwise prevent new or modified products from being developed, approved or commercialized in a timely manner or at all, which could negatively impact our business;

•
if we do not achieve our projected development and commercialization goals in the timeframes we announce and expect, the commercialization of our product candidates may be delayed and our business will be harmed;

•
even if nebokitug or any other product candidate we develop receives marketing approval, it may fail to achieve market acceptance by physicians, patients, third-party payors or others in the medical community necessary for commercial success;

•
we rely completely on third-party suppliers to manufacture our clinical drug supplies for our product candidates, and we intend to rely on third parties to produce preclinical, clinical, and commercial supplies of any future product candidates;

•
if we are unable to establish sales, marketing and distribution capabilities either on our own or in collaboration with third parties, we may not be successful in commercializing nebokitug, if approved;

•	a variety of risks associated with operating internationally could materially adversely affect our business;

•	conditions in Israel, including the ongoing hostilities by Hamas and other terrorist organizations from the Gaza Strip and Israel’s war against them, may affect our operations;

•	because a certain portion of our expenses are incurred in currencies other than the U.S. Dollar, our results of operations may be harmed by currency fluctuations and inflation;

•
we received Israeli government grants for certain of their research and development activities as detailed below. The terms of those grants require us to satisfy specified conditions in order to transfer outside of Israel the manufacture of products based on know-how funded by the Israel Innovation Authority or to transfer outside of Israel the know-how itself. If we fail to comply with the requirements of Israeli law in this regard, we may be required to pay penalties, and it may impair our ability to sell our technology outside of Israel;

•
we will need to raise additional capital to fund our operations, which may be unavailable to us on acceptable terms or at all, or may cause dilution or place significant restrictions on our ability to operate our business;

•	the trading price of the ADSs has been highly volatile, and is expected to continue to be volatile;

•	we have not paid dividends in the past and do not expect to pay dividends in the future, and, as a result, any return on investment may be limited to the value of the ADSs; and

•	if we fail to continue to meet all applicable Nasdaq requirements, Nasdaq may delist the ADSs, which could have an adverse impact on the liquidity and market price of the ADSs.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, starting on page S-9 of this prospectus supplement as well as the financial statements and notes thereto and the other information incorporated by reference herein, including our most recent Annual Report on Form 20-F, before making an investment decision.

CHEMOMAB THERAPEUTICS LTD.

Overview

We are a clinical-stage biotechnology company focused on the discovery and development of innovative therapeutics for fibrotic and inflammatory diseases with high unmet needs. Based on the unique and pivotal role of the soluble protein CCL24 in promoting fibrosis and inflammation, we have developed nebokitug, a monoclonal antibody designed to bind and block CCL24 activity. Nebokitug has demonstrated the potential to treat multiple severe and life-threatening fibrotic and inflammatory diseases.

We have pioneered the therapeutic targeting of CCL24, a chemokine also known as eotaxin-2, which promotes various types of cellular processes that regulate inflammatory and fibrotic activities through the CCR3 receptor. CCL24 is expressed in various types of cells, including immune cells, endothelial cells and epithelial cells. We have developed a novel CCL24 inhibiting product candidate with dual anti-fibrotic and anti-inflammatory activity that modulates the complex interplay of these inflammatory and fibrotic mechanisms, which drive abnormal states of fibrosis and fibrotic diseases. This innovative approach is currently being developed for difficult-to-treat rare diseases, also known as orphan indications or diseases, such as primary sclerosing cholangitis (PSC) and systemic sclerosis (SSc) for which patients have no established disease-modifying or standard-of-care treatment options. We estimate that there are approximately 77,000 patients suffering from PSC in the United States, European Union and Japan, representing a more than $1 billion market opportunity, and approximately 170,000 patients suffering from SSc in those same markets, representing a more than $1.5 billion market opportunity.

Nebokitug, our lead clinical product candidate, is a first-in-class humanized monoclonal antibody that attenuates the basic function of CCL24 as a regulator of major inflammatory and fibrotic pathways. We have demonstrated that nebokitug interferes with the underlying biology of inflammation and fibrosis through a novel and differentiated mechanism of action. We have recently completed a Phase 2 clinical study in PSC, a rare obstructive and cholestatic liver disease. Positive topline results from the double-blinded portion of this trial were reported in July 2024 and results from the open label part were reported in March 2025. The company had an End-of-Phase 2 meeting with the FDA in December 2024. At this meeting, the FDA and Chemomab agreed on the design for a single Phase 3 pivotal PSC trial that could result in full regulatory approval of nebokitug for patients with PSC.

The randomized, placebo-controlled Phase 2 study design included two doses of nebokitug (10 or 20mg/kg) vs placebo, administered once every three weeks for 15 weeks, as well as an open label extension in which all nebokitug eligible patients could receive nebokitug for an additional 33 weeks. In the Phase 2 study, nebokitug achieved its primary endpoint of safety and tolerability and demonstrated anti-fibrotic, anti-inflammatory and anti-cholestatic effects across a broad range of disease-related secondary efficacy endpoints, including statistically significant improvements in liver stiffness, a key PSC disease marker, after just 15-weeks of treatment. Moreover, nebokitug showed a reduction in total bilirubin, an important marker of cholestasis and liver health, as well as reductions in pruritus, a cholestatic indicator of great relevance to patients. Nebokitug is the first investigational drug being developed for PSC to exhibit broad, clinically relevant effects on all three components of the disease, establishing clinical proof-of-concept and providing further evidence of its multifactorial mechanism of action and disease-modifying potential. The open label extension portion of the trial was reported recently and showed the nebokitug continued to demonstrate good tolerability safety and anti-fibrotic, anti-inflammatory and anti-cholestatic activity of nebokitug up to 48 weeks of treatment.

Chemomab and the FDA aligned on a clinical events-driven Phase 3 trial design, The trial is planned to be a randomized placebo-controlled clinical event-driven study. Patients in the active treatment arm will receive 20 mg/kg of nebokitug administered intravenously every three weeks. The primary endpoint is the time-to-first clinical event. The endpoint is a composite encompassing multiple, equally-weighted adverse clinical events associated with PSC disease progression, which may include acute cholangitis, biliary strictures requiring intervention, portal hypertension, hepatic decompensation, elevated MELD score (a measure associated with the need for liver transplant), liver transplantation, cholangiocarcinoma and death. Enrolled patients remain in the trial until they experience an event, and the trial continues until the requisite number of events has been collected. Clinical events will be assessed in a blinded fashion by an independent clinical endpoint adjudication committee. Several hundred PSC patients will be enrolled in the trial, and the study population will be enriched for patients with moderate to advanced disease. Chemomab expects to leverage the strong relationships with global clinical investigators it developed during its successful Phase 2 SPRING study to facilitate enrollment in the nebokitug pivotal trial. However, the company has not yet initiated the Phase 3 trial and is currently engaged in discussions with strategic partners in an effort to secure funding for all or part of this clinical study.

The nebokitug SSc clinical program is Phase 2-ready and we have an open IND in the United States for a Phase 2 clinical trial. However, Chemomab has suspended initiation of this study while we focus our resources on the Phase 2 PSC Program.  We believe that nebokitug could have disease-modifying potential in this poorly treated condition.

While our primary focus is on these two rare indications, early in 2024 we reported results from a completed Phase 2a clinical study in patients with liver fibrosis due to metabolic dysfunction-associated steatohepatitis (MASH).  This trial provided safety and pharmacokinetic (“PK”) data and information useful for assessing our current subcutaneous formulation of nebokitug. Additionally, the trial measured a number of biomarkers that may be relevant to the activity of nebokitug in other fibro-inflammatory conditions. The results showed that the trial met its primary endpoint of safety and tolerability, and that nebokitug demonstrated consistent data trends and positive activity across secondary endpoints that included a range of liver fibrosis biomarkers and physiologic assessments. A secondary analysis, that further confirmed and extended these initial results was reported at the 2023 EASL Congress in June 2023.

Fibrosis is the abnormal and excessive accumulation of collagen and extracellular matrix, the non-cellular component in all tissues and organs, which provides structural and biochemical support to surrounding cells. When present in excessive amounts, collagen and extracellular matrix lead to scarring and thickening of connective tissues, affecting tissue properties and potentially leading to organ dysfunction and failure. Fibrosis can occur in many different tissues, including lung, liver, kidney, muscle, skin, and the gastrointestinal tract, resulting in a wide array of progressive fibrotic conditions. Fibrosis and inflammation are intrinsically linked. While a healthy inflammatory response is necessary for efficient tissue repair; after disease or injury, an excessive, uncontrolled inflammatory response can lead to tissue fibrosis that in turn can further stimulate inflammatory processes in a fibro-inflammatory vicious cycle.

Recent Developments

In June, 2025 Chemomab reported that two new patents covering the use of nebokitug for the treatment of liver diseases including primary sclerosing cholangitis were issued in China and Russia, providing coverage up to 2041. These new patents further expand the protections provided by nebokitug’s composition of matter and methods and use patents issued in the U.S., Europe, Japan and additional key territories

In June 2025 Chemomab obtained confirmation from the FDA on two development milestones for the nebokitug Phase 3 program. These included agreement with the FDA on the Chemistry, Manufacturing, and Controls (CMC)  strategy proposed by Chemomab and its contract manufacturing partner and agreement that additional animal toxicology testing required by the FDA may be conducted in parallel with the nebokitug Phase 3 clinical trial and submitted as part of the planned Biologics Licensing Application (BLA). This represents a favorable outcome for Chemomab and supports the timely advancement of the program.

 In May and June, 2025, Chemomab reported that Phase 2 clinical data on nebokitug for the treatment of PSC was presented at several major scientific conferences including DDW25--Digestive Disease Week 2025®; EASL 2025--the Annual Congress of the European Association for the Study of the Liver; and BSG LIVE'25—the British Society of Gastroenterology’s annual meeting. The DDW25 presentation was an oral presentation in the Liver & Biliary Distinguished Abstract Plenary session and Professor Douglas Thorburn’s talk on the nebokitug SPRING trial results was awarded the prize for the Best Oral Presentation in its respective category at BSG LIVE'25.

In April 2025 Chemomab announced that David M. Weiner, MD, had rejoined Chemomab as Interim Chief Medical Officer, replacing Chief Medical Officer Matt Frankel, MD, who resigned to pursue other opportunities. Dr. Weiner spearheaded key revisions to the Phase 2 SPRING trial protocol and brings extensive biotechnology and pharmaceutical industry R&D, drug development and strategic experience to Chemomab. The company also announced that Jack Lawler, who oversaw the conduct of Chemomab’s successful Phase 2 SPRING trial, was named Chief Development Officer.

Corporate Information

We were incorporated on September 22, 2011, under the laws of the State of Israel. In March 2021, we changed our name from Anchiano Therapeutics Ltd. to Chemomab Therapeutics Ltd. Our principal executive offices are located at Kiryat Atidim, Building 7, Tel Aviv, Israel 6158002, and our phone number is +972-77-331-0156. Our website is: www.chemomab.com. The information contained on, or that can be accessed through, our website does not constitute part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein.

THE OFFERING

Securities we are offering	ADSs having an aggregate offering price of up to $7,258,687

ADSs to be outstanding immediately after this offering
Up to 25,461,629 ADSs, assuming sales of $7,258,687 ADSs in this offering at an offering price of $1.10 per ADS, the sale price of ADSs on the Nasdaq Capital Market on July 23, 2025. The actual number of ADSs issued will vary depending on the sales price under this offering.

Plan of Distribution	An “at the market offering” made from time to time through our Agent. See “Plan of Distribution.”

Use of Proceeds
We intend to use the net proceeds for continued clinical development of our product candidates, research activities, and for other general corporate purposes. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Risk Factors
This investment involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference herein (including under “Risk Factors” in our most recent Annual Report on Form 20-F) for a discussion of the risks you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	ADSs representing our ordinary shares are listed for trading on the Nasdaq Capital Market under the symbol “CMMB.”

Depositary	The Bank of New York Mellon

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described below,  together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, including our most recent Annual Report on Form 20-F and in any updates in each report on Form 6-K that indicates that it is being incorporated by reference, including in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on, or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our ADSs and this Offering

Our management will have broad discretion in the use of the net proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management and board of directors will have broad discretion over the use of our net proceeds from this offering, and you will be relying on their judgment regarding the application of these proceeds, which can be different from that contemplated at the time of this offering. Our management and board of directors might not apply our net proceeds in ways that ultimately increase the value of your investment and we might not be able to yield a significant return, if any, on any investment of these net proceeds. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our ADSs to decline.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we expect to in the future offer additional ADSs or other securities convertible into or exchangeable for ADSs. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ADSs or other securities convertible into or exchangeable for the ADSs in future transactions may be higher or lower than the price per share in this offering. See “Dilution” on page S-12.

Future sales of ADSs, or the perception that such sales could occur, may cause the prevailing market price of the ADSs to decrease.

We cannot predict the effect, if any, that future issuances or sales of our securities, this offering or the availability of our securities for future issuance or sale, will have on the market price of the ADSs. Subject to the completion of this offering, we will have sold a substantial number of ADSs. Any sales of such ADSs in the public market or otherwise, or the perception that such issuances or sales could occur, could reduce the prevailing market price for the ADSs, as well as make future sales of equity securities by us less attractive or even not feasible.

The sale of a substantial number of our ADSs in the public market, including sale of the ADSs by the Agent, could adversely affect the prevailing market price for our ADSs.

We may sell up to $7,258,687 of our ADSs through the Agent pursuant to the Sales Agreement. Sales of substantial amounts of our ADSs in the public market, or the perception that such sales might occur, could adversely affect the market price of our ADS. Furthermore, in the future, we may issue additional ADS or other equity or debt securities exercisable for, or convertible into, our ADSs. Any such issuances could result in substantial dilution to our existing shareholders and could cause our share price to decline.

If we are classified as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, U.S. investors in our ADSs may be subject to adverse U.S. federal income tax consequences.

We would be classified as a PFIC for any taxable year if, after the application of certain look-through rules, either: (i) 75% or more of our gross income for such year is “passive income” (as defined in the relevant provisions of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. Passive income generally includes, among other things, dividends, interest, certain rents and royalties, gains from the disposition of passive assets, and gains from commodities and securities transactions. For the purposes of this test, we will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation of which we own, directly or indirectly, at least 25% (by value) of the stock. Based on the nature and composition of our income and assets as well as our market capitalization, we believe that we likely were a PFIC for our 2024 taxable year. The determination of our status as a PFIC for our 2025 taxable year is made after the end of the 2025 taxable year, accordingly, no assurances can be made in this regard. Our U.S. counsel expresses no opinion with respect to our PFIC status. If we are treated as a PFIC during a period in which a U.S. Holder (as defined below) holds our ADSs, such U.S. Holder may be subject to adverse U.S. federal income tax consequences, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, interest charges on certain taxes treated as deferred, and additional reporting requirements. See the discussion below under “Material Tax Considerations – Certain Material U.S. Federal Income Tax Considerations for U.S. Holders.” U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules in their particular circumstances.

Risks Related to Our Incorporation and Location in Israel

Conditions in Israel, including the October 2023 attack by Hamas and other terrorist organizations from the Gaza Strip and elsewhere in the region, and the threat of a wider regional conflict and Israel’s actions to counter these threats, may affect our operations.

Our headquarters, six of our employees, including our Chief Executive Officer and Chief Financial Officer, and two members of our board of directors (not including our Chief Executive Officer) are located in Israel and therefore our business and operations are at risk of being directly affected by economic, political, geopolitical and military conditions in Israel.

Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries and terrorist organizations active in the region. These conflicts have involved missile strikes, hostile infiltrations and terrorism against civilian targets in various parts of Israel, which have negatively affected business conditions in Israel.

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers in the southern part of the country. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks. In addition, since the commencement of these events, there have been continued hostilities along Israel’s northern border with Lebanon (with the Hezbollah terror organization) and southern border (with the Houthi movement in Yemen, as described below) and Iran. It is possible that hostilities with Hezbollah in Lebanon or those with Iran will re-escalate, and that other terrorist organizations, including Palestinian military organizations in the West Bank as well as other hostile countries, will join the hostilities.  Such clashes may escalate in the future into a greater regional conflict, potentially involving other countries.

The intensity and duration of Israel’s current war against Hamas is difficult to predict, as are the war’s economic implications, that may involve a downgrade in Israel’s credit rating by rating agencies (such as the downgrades by credit rating agencies), for our business and operations and for Israel’s economy in general.

In connection with the war, several hundred thousand Israeli military reservists were called up to service. With the exception of one employee, all of our Israeli personnel (including employees, consultants and directors) are exempt from military reserve duty, including our Chief Executive Officer and Chief Financial Officer. The single employee who was called up has since returned to work.

Chemomab currently has no ongoing clinical trials. Going forward, nebokitug clinical trial supplies for our Phase 3 PSC trial are manufactured by our supplier in Denmark and are not required to be manufactured in Israel under the regulations of the Israel Innovation Authority of the Israeli Ministry of Economy and Industry.

Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure that such government coverage will be maintained or that it will sufficiently cover potential future damages.

It is currently not possible to predict the duration or severity of the ongoing conflict or its effects on our business, operations and financial conditions. The conflict is rapidly evolving and could disrupt our operations in Israel and hamper our ability to raise additional funds or sell our securities, among other outcomes.

In addition, some countries around the world restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continue or increase. These restrictions may limit materially our ability to obtain raw materials from these countries or sell our products and provide our services to companies and customers in these countries. In addition, there have been increased efforts by countries, activists and organizations to cause companies and consumers to boycott Israeli goods and services. In addition, in January 2024 the International Court of Justice, or ICJ, issued an interim ruling in a case filed by South Africa against Israel in December 2023, making allegations of genocide amid and in connection with the war in Gaza, and ordered Israel, among other things, to  take measures to prevent genocidal acts,  prevent and punish incitement to genocide, and take steps to provide basic services and humanitarian aid to civilians in Gaza. There are concerns that companies and businesses will terminate, and may have already terminated, certain commercial relationships with Israeli companies following the ICJ decision. The foregoing efforts by countries, activists and organizations, particularly if they become more widespread, as well as the ICJ rulings and future rulings and orders of other tribunals against Israel (if handed), may materially and adversely impact our ability to sell and provide our products and services outside of Israel.

Furthermore, following Hamas’ attack on Israel and Israel’s security cabinet declaration of war against Hamas, the Houthi movement, which controls parts of Yemen, launched a number of attacks on marine vessels traversing the Red Sea, which marine vessels were thought to either be in route towards Israel or to be partly owned by Israeli businessmen. The Red Sea is a vital maritime route for international trade traveling to or from Israel. As a result of such disruptions, we may experience in the future delays in supplier deliveries, extended lead times, and increased cost of freight, increased insurance costs, purchased materials and manufacturing labor costs.  The risk of ongoing supply disruptions may further result in delayed deliveries of our products and may also have adverse impact on economic conditions in Israel.

Finally, political conditions within Israel may affect our operations. Israel has held five general elections between 2019 and 2022, and prior to October 2023, the Israeli government pursued extensive changes to Israel’s judicial system, which sparked extensive political debate and unrest. In response to such initiative, many individuals, organizations and institutions, both within and outside of Israel, voiced concerns that the proposed changes may negatively impact the business environment in Israel including due to reluctance of foreign investors to invest or transact business in Israel, as well as to increased currency fluctuations, downgrades in credit rating, increased interest rates, increased volatility in security markets and other changes in macroeconomic conditions. To date, these initiatives have been substantially put on hold. If such changes to Israel’s judicial system are again pursued by the government and approved by the parliament, this may have an adverse effect on our business, our results of operations and our ability to raise additional funds, if deemed necessary by our management and board of directors.

DILUTION

If you invest in the ADSs in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per ADS after this offering. Net tangible book value per ADS is calculated by subtracting our total liabilities from our total tangible assets, which is total assets, and dividing this amount by the number of ADSs outstanding. Our net tangible book value as of March 31, 2025 (unaudited) was approximately $10,393,000, or $0.55 per ADS.

After giving effect to the sale of 6,598,806 ADSs in this offering at an assumed public offering price of $1.10 per ADSs, which was the closing sale price of the ADSs on the Nasdaq Capital Market on July 23, 2025, and after deducting commissions and other estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2025 would have been approximately $17,321,940, or $0.68 per ADS. This amount represents an immediate increase in the net tangible book value of $0.13 per ADS to our existing shareholders and an immediate decrease in net tangible book value of $0.42 per ADS to new investors purchasing ADSs in this offering. The following table illustrates this per share dilution:

Assumed offering price per ADS		$1.10
Net tangible book value per ADS as of March 31, 2025	$0.55
Increase in net tangible book value per ADS attributable to new investors	$0.13

As adjusted net tangible book value per ADS after this offering		$0.68
Dilution per ADS to new investors in this offering		$0.42

The table above assumes for illustrative purposes that an aggregate of 6,598,806ADSs are sold at a price of $1.10 per ADS, the closing sales price of ADSs on the Nasdaq Capital Market on July 23, 2025, for aggregate gross proceeds of approximately $7,258,687. The shares sold in this offering, if any, will be sold from time to time at various prices.

The information above is based on 18,862,823 ADSs outstanding as of March 31, 2025, and excludes the following:

• 1,637,180 ADSs issuable upon the exercise of outstanding options to purchase ADSs, as of July 24, 2025, at a weighted average exercise price of $2.84 per ADS;

• 510,297 ADSs issuable upon the exercise of outstanding RSUs;

•          an aggregate of 255,459 ADSs reserved for future issuance under our Share Incentive Plans, as of July 24, 2025, as well as any automatic increases in the number of ADSs reserved for future issuance under the 2017 Equity-Based Incentive Plan and 2015 Incentive Plan ; and

•          261,929 ADSs issuable upon the exercise of outstanding warrants to purchase ADSs at a weighted average exercise price of $17.35 per ADS, which warrants are expected to remain outstanding at the consummation of this offering.

To the extent that options and warrants outstanding as of July 24, 2025, may be exercised, investors purchasing our securities in this offering may experience further dilution.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and short-term bank deposits, and our capitalization as of March 31, 2025:

•	on an actual basis; and

•
on an as adjusted basis to give effect to the sale of 6,598,806 ADSs in this offering, at an assumed public offering price of $1.10 per ADS, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, reference to our audited and unaudited financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying base prospectus.

	As of March 31, 2025
	(unaudited)
	Actual	As Adjusted

Cash and cash equivalents and short-term bank deposits	$10,703,000	$17,631,940
Shareholders’ equity
Ordinary Shares, no par value - Authorized: 4,650,000,000 ordinary shares as of March 31, 2025
Issued and outstanding: 377,256,460 ordinary shares issued and outstanding actual; ; 509,232,580 ordinary shares issued and outstanding as adjusted
Additional paid-in capital	116,339,000	123,267,940
Accumulated deficit	(105,946,000)	(105,946,000)
Total shareholders’ equity	$10,393,000	$17,321,940
Total liabilities and shareholders’ equity	$12,819,000	$19,747,940

The information above is based on 18,862,823 ADSs outstanding as of March 31, 2025, and does not account for the following:

•	1,637,180 ADSs issuable upon the exercise of outstanding options to purchase ADSs, as of July 24, 2025, at a weighted average exercise price of $2.84 per ADS;

•	510,297 ADSs issuable upon the exercise of outstanding RSUs;

•
an aggregate of 255,459 ADSs reserved for future issuance under our Share Incentive Plans, as of July 24, 2025, as well as any automatic increases in the number of ADSs reserved for future issuance under the 2017 Equity-Based Incentive Plan and 2015 Incentive Plan; and

•
261,929 ADSs issuable upon the exercise of outstanding warrants to purchase ADSs at a weighted average exercise price of $17.35 per ADS, which warrants are expected to remain outstanding at the consummation of this offering.

To the extent that options and warrants outstanding may be exercised, investors purchasing our securities in this offering may experience further dilution.

USE OF PROCEEDS

We currently expect to use the net proceeds from this offering, if any, for continued clinical development of our product candidates, research activities, and for other general corporate purposes. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. Amounts and timing of our actual expenditures will depend upon a number of factors, including our sales, marketing and commercialization efforts, regulatory approval and demand for our product candidates, operating costs, among other factors. Accordingly, our management will have flexibility in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

Pending use of the net proceeds, we intend to invest any proceeds in a variety of capital preservation instruments, including short-term deposits and interest-bearing instruments.

MATERIAL TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax considerations and Israeli tax consequences concerning the acquisition, ownership and disposition of our ADSs. It is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our ADSs. This discussion is included for general information purposes only, does not purport to be complete, and does not constitute and is not a tax opinion or tax advice to any investor. You should consult your tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any U.S. state, local, non-U.S. or other taxing jurisdiction.

Certain Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a description of certain material U.S. federal income tax considerations of the ownership and disposition of our ADSs. This description addresses only the U.S. federal income tax consequences to U.S. Holders that hold our ADSs as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based upon the Code, applicable U.S. Treasury regulations, administrative pronouncements and judicial decisions, in each case as in effect on the date hereof, all of which are subject to change or differing interpretation (possibly with retroactive effect). Any such change or differing interpretation could result in tax consequences different from those described below. We have not and will not request a ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel regarding the tax consequences of the ownership or disposition of our ADSs, and there can be no assurance that the IRS or any court will agree with the discussion set out below. This summary does not address any U.S. tax consequences other than U.S. federal income tax consequences, such as any alternative minimum, estate, or gift tax consequences, the Medicare tax on net investment income, the special tax accounting rules under Section 451(b) of the Code, or any state, local or non-U.S. tax consequences.

This description does not address tax considerations applicable to holders that may be subject to special tax rules, including, without limitation:

•	banks, financial institutions or insurance companies;
•	real estate investment trusts or regulated investment companies;
•	dealers or brokers;
•	traders that elect to mark to market;
•	tax-exempt entities or governmental organizations;
•	“individual retirement accounts” and other tax-deferred accounts;
•	certain former citizens or long-term residents of the United States;
•	persons who acquired our ADSs pursuant to the exercise of any employee share option or otherwise as compensation for the performance of services;
•	persons holding our ADSs as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;
•	persons that have a functional currency other than the U.S. dollar;
•	partnerships or other pass-through entities and persons holding our ADSs through partnerships or other pass-through entities; or
•	persons that own directly, indirectly or through attribution 10% or more of the total voting power or value of all of our outstanding shares.

For purposes of this description, a “U.S. Holder” is a beneficial owner of our ADSs that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;
•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if such trust has validly elected to be treated as a United States person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our ADSs, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor as to the particular U.S. federal income tax consequences of owning and disposing of our ADSs in its particular circumstance.

U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, and local and non-U.S. tax consequences of owning and disposing of our ADSs in their particular circumstances.

Distributions

Subject to the discussion under “- Passive Foreign Investment Company Considerations” below, the gross amount of any distribution made to a U.S. Holder with respect to our ADSs, before reduction for any Israeli taxes withheld therefrom, generally will be includible in the U.S. Holder’s income as dividend income on the date on which the distribution is actually or constructively received, to the extent such distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of any distribution by us exceeds our current and accumulated earnings and profits, as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of the U.S. Holder’s adjusted tax basis in our ADSs and thereafter as capital gain. However, we do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles and, therefore, U.S. Holders should expect that the entire amount of any distribution generally will be taxable as dividend income to them.

Non-corporate U.S. Holders may qualify for the lower rates of taxation with respect to dividends on our ADSs applicable to long-term capital gains (,generally, gains from the sale of capital assets held for more than one year), provided that (i) our ADSs on which the dividends are paid are readily tradable on an established securities market in the United States, (ii) we are not a PFIC (as discussed below under “- Passive Foreign Investment Company Considerations”) with respect to such U.S. Holders in our taxable year in which the dividends were paid or in the prior taxable year and (iii) certain other conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. Based on the nature and composition of our income and assets as well as our market capitalization, we believe that we likely were a PFIC for our 2024 taxable year. The determination of our status as a PFIC for our 2025 taxable year is made after the end of the 2025 taxable year, accordingly, there can be no assurance in this regard. However, dividends on our ADSs will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. U.S. Holders should consult their own tax advisors regarding the availability of the lower rates of taxation for dividends paid with respect to our ADSs.

The amount of any distribution paid in foreign currency will be equal to the U.S. dollar value of such currency, translated at the spot rate of exchange on the date such distribution is actually or constructively received, regardless of whether the payment is in fact converted into U.S. dollars at that time. If such distribution is converted into U.S. dollars on the date of actual or constructive receipt, a U.S. Holder generally should not be required to recognize any foreign currency gain or loss in respect of such distribution. The U.S. Holder may have foreign currency gain or loss, however, if such distribution is converted into U.S. dollars after the date of actual or constructive receipt. Any such gain or loss generally will be treated as U.S. source ordinary income or loss.

Dividends paid to a U.S. Holder with respect to our ADSs generally will be treated as foreign source income, which may be relevant in calculating the U.S. Holder’s foreign tax credit limitation. Subject to certain conditions and limitations, Israeli tax withheld on dividends may be credited against a U.S. Holder’s U.S. federal income tax liability or, at the U.S. Holder’s election, be deducted from the U.S. Holder’s U.S. federal taxable income. Dividends that we distribute generally should constitute “passive category income” for purposes of the foreign tax credit. A foreign tax credit for foreign taxes imposed on distributions may be denied if the U.S. Holder does not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders should consult their own tax advisors regarding the availability of a U.S. foreign tax credit in their particular circumstances and the possibility of claiming a deduction (in lieu of the U.S. foreign tax credit) for any foreign taxes paid or withheld.

Sale, Exchange or Other Disposition of ADSs

Subject to the discussion under “- Passive Foreign Investment Company Considerations” below, a U.S. Holder generally will recognize gain or loss on the sale, exchange or other disposition of our ADSs equal to the difference between the amount realized on such sale, exchange or other disposition and the U.S. Holder’s adjusted tax basis in our ordinary shares, and such gain or loss will be capital gain or loss. For a non-corporate U.S. Holder, capital gain from the sale, exchange or other disposition of ADSs generally is eligible for a preferential rate of taxation applicable to capital gains, if the U.S. Holder’s holding period for such ADSs exceeds one year (i.e., such gain is long-term capital gain). The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code. Any such gain or loss that a U.S. Holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company Considerations

In general, a non-U.S. corporation will be classified as a PFIC for any taxable year if at least (i) 75% of its gross income for such year is classified as “passive income” or (ii) 50% of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income (the “asset test”). Passive income for this purpose generally includes, among other things, dividends, interest, certain rents and royalties, gains from commodities and securities transactions and gains from the disposition of passive assets. For these purposes, cash and other assets readily convertible into cash are considered passive assets, and the company’s goodwill and other intangibles generally are taken into account. In making this determination, the non-U.S. corporation is treated as earning its proportionate share of any income and owning its proportionate share of any assets of any corporation in which it directly or indirectly holds 25% or more (by value) of the stock.

Based on the nature and composition of our income and assets as well as our market capitalization, we believe that we likely were a PFIC for our 2024 taxable year. The determination of our status as a PFIC for our 2025 taxable year is made after the end of the year, accordingly, no assurances can be made in this regard. Our status as a PFIC requires a factual determination that depends on, among other things, our income, assets and operations in each year. Fluctuations in the market price of our ADSs may cause our classification as a PFIC for the current or future taxable years to change because the value of our assets for purposes of the asset test, including the value of our goodwill and other intangibles, may be determined by reference to the market price of our ADSs from time to time (which may be volatile). Among other matters, if our market capitalization subsequently declines, it may make our classification as a PFIC more likely for the current or future taxable years. The composition of our income and assets also may be affected by how, and how quickly, we use our liquid assets. Therefore, there can be no assurance that we will not be treated as a PFIC for our current taxable year or any future taxable year. Our U.S. counsel expresses no opinion with respect to our PFIC status.

Under the PFIC rules, if we are considered a PFIC at any time during which a U.S. Holder holds our ADSs, we would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder owns our ADSs (regardless of whether we continue to meet the tests described above) unless (i) we have ceased to be a PFIC and (ii) such U.S. Holder has made a “deemed sale” election under the PFIC rules. If such election is made, the U.S. Holder will be deemed to have sold the U.S. Holder’s ADSs at their fair market value on the last day of the last taxable year in which we were a PFIC, and any gain from the deemed sale would be subject to the rules described in the following paragraph. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the ADSs with respect to which such election was made will not be treated as shares in a PFIC. U.S. Holders should consult their own tax advisors as to the possibility and consequences of making a deemed sale election if we are (or were to become) and then cease to be a PFIC, and such election becomes available.

If we are considered a PFIC at any time during which a U.S. Holder holds our ADSs, unless the U.S. Holder makes one of the elections described below, any gain recognized by the U.S. Holder on a sale or other disposition of our ADSs, as well as the amount of any “excess distribution” (as defined below) received by the U.S. Holder, would be allocated ratably over the U.S. Holder’s holding period for the ADSs. The amounts allocated to the taxable year of the sale or other disposition (or the taxable year of receipt, in the case of an excess distribution) and to any taxable year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. For purposes of these rules, an excess distribution is the amount by which any distribution received by a U.S. Holder on the U.S. Holder’s ADSs in a taxable year exceeds 125% of the average of the annual distributions on the ADSs during the preceding three taxable years or the U.S. Holder’s holding period, whichever is shorter. Distributions below the 125% threshold are treated as dividends taxable in the year of receipt and are not subject to the highest tax rates or the interest charge described above.

If we are treated as a PFIC with respect to a U.S. Holder for any taxable year, the U.S. Holder will be deemed to own shares in any entities in which we directly or indirectly own equity that are also PFICs, and the U.S. Holder may be subject to the tax consequences described above with respect to the shares of such lower-tier PFIC the U.S. Holder would be deemed to own.

Mark-to-market elections

If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs, then in lieu of being subject to the tax and interest charge rules discussed above, the U.S. Holder may make an election to include gain on the ADSs as ordinary income under a mark-to-market election, provided that the ADSs are “marketable.” The ADSs will be marketable if they are “regularly traded” on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations, such as the Nasdaq Capital Market. For these purposes, the ADSs will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. However, because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, the U.S. Holder generally will continue to be subject to the PFIC rules discussed above with respect to the U.S. Holder’s indirect interest in such lower-tier PFICs. As a result, it is possible that any mark-to-market election will be of limited benefit.

If a U.S. Holder makes an effective mark-to-market election, in each taxable year that we are a PFIC, the U.S. Holder will include in ordinary income the excess of the fair market value of the ADSs at the end of the year over the U.S. Holder’s adjusted tax basis in the ADSs. The U.S. Holder will be entitled to deduct as an ordinary loss in each such year the excess of the U.S. Holder’s adjusted tax basis in the ADSs over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs will be increased by the amount of any income inclusion and decreased by the amount of any deductions as a result of the mark-to-market election. If a U.S. Holder’s makes an effective mark-to-market election, in each taxable year that we are a PFIC, any gain that the U.S. Holder recognizes upon the sale or other disposition of the ADSs will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes an effective mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. U.S. Holders should consult their own tax advisors about the availability of the mark-to-market election, and whether making the election would be advisable in their particular circumstances.

Qualified electing fund elections

In certain circumstances, a U.S. equity holder in a PFIC may avoid the adverse tax and interest-charge regime described above by making a “qualified electing fund” (“QEF”) election to include in income such holder’s share of the PFIC’s income on a current basis. However, if we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs, the U.S. Holder may make a QEF election with respect to the ADSs only if we agree to furnish the U.S. Holder annually with a PFIC annual information statement as specified in the applicable U.S. Treasury regulations. If we are a PFIC for our current taxable year, we currently do not plan to provide the information necessary for a U.S. Holder to make a QEF election.

Tax reporting

If a U.S. Holder owns our ADSs during any taxable year in which we are a PFIC, the U.S. Holder generally will be required to file an IRS Form 8621 with respect to us, generally with the U.S. Holder’s U.S. federal income tax return for that year. U.S. Holders should consult their own tax advisors concerning any PFIC filing or reporting requirements in their particular circumstances.

U.S. Holders should consult their own tax advisors regarding whether we are a PFIC as well as the potential U.S. federal income tax consequences of holding and disposing our ADSs if we are or become classified as a PFIC, including the possibility of making a mark-to-market or QEF election in their particular circumstances.

Backup Withholding and Information Reporting Requirements

Dividend payments on and proceeds paid from the sale or other taxable disposition of our ADSs may be subject to information reporting to the IRS. In addition, a U.S. Holder may be subject to backup withholding on cash payments received in connection with dividend payments and proceeds from the sale or other taxable disposition of our ADSs made within the United States or through certain U.S. related financial intermediaries.

Backup withholding will not apply, however, to a U.S. Holder that furnishes a correct taxpayer identification number (generally on an IRS Form W-9), provides other required certification and otherwise complies with the applicable requirements of the backup withholding rules or that is otherwise exempt from backup withholding (and, when required, demonstrates such exemption). Backup withholding is not an additional tax. Rather, any amount withheld under the backup withholding rules will be creditable or refundable against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Asset Reporting

Certain U.S. Holders are required to report their holdings of certain foreign financial assets, including equity of foreign entities, if the aggregate value of all of these assets exceeds certain threshold amounts by filing an IRS Form 8938 with their U.S. federal income tax return. Our ADSs are expected to constitute foreign financial assets subject to these requirements unless the ADSs are held in an account at certain financial institutions. U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of our ADSs and the significant penalties for non-compliance.

The above description is not intended to constitute a complete analysis of all tax consequences relating to the ownership and disposition of our ADSs. U.S. Holders should consult their own tax advisors concerning the U.S. federal, state, and local and non-U.S. income and non-income tax consequences in their particular situation, including any tax reporting requirements and the impact of any potential change in law.

Israeli Tax Considerations

This section contains a general discussion of certain material Israeli tax consequences concerning the acquisition, ownership, and disposition of our ADSs purchased by investors in this offering. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. Because parts of this discussion are based on tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the accuracy of the tax consequences described below. The discussion below is not intended, and should not be construed, as legal or professional tax advice and is not exhaustive of all possible tax considerations.

SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE ISRAELI OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ADSS, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY NON-U.S., STATE OR LOCAL TAXES.

General Corporate Tax Structure in Israel

Israeli resident companies are generally subject to corporate tax, currently at the rate of 23% of a company’s taxable income. Capital gains derived by an Israeli resident company are subject to tax at the regular corporate tax rate.

Under Israeli tax legislation, a corporation will be considered as an “Israeli resident company” if it meets one of the following: (i) it was incorporated in Israel; or (ii) the control and management of its business are exercised in Israel.

Tax Benefits and Grants for Research and Development

Israeli tax law allows, under certain conditions, a tax deduction for expenditures related to scientific research and development projects, including capital expenditures, for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if:

●	The research and expenditures are approved by the relevant Israeli government ministry, determined by the field of research;

●	the research and development is for the promotion of the company; and

●
the research and development is carried out by or on behalf of the company seeking such tax deduction, or that the expenditure is made by a person that carries out the research and does not own an enterprise which is engaged in the field of research, or that such expenditure constitutes participation in research carried out by another person, in both cases, subject to the fulfillment of certain criteria set forth in Israeli tax law.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the financing of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Israeli Income Tax Ordinance (New Version), 5721-1961 (the “Tax Ordinance”). Capital expenditures for scientific research incurred by a company for the promotion or development of the company, which do not meet the above conditions, are deductible in equal amounts over three years.

From time to time, we may apply to the Israel Innovation Authority (the “IIA”) for approval to allow a tax deduction for research and development expenses during the year incurred. There can be no assurance that such application will be accepted.

Taxation of Our Shareholders

Capital Gains Taxes Applicable to Non-Israeli Shareholders. The Tax Ordinance generally imposes a capital gains tax on the disposition of capital assets by a non-Israeli resident for tax purposes if those assets (i) are located in Israel, (ii) are shares or a right to shares in an Israeli resident corporation, (iii) represent, directly or indirectly, rights to assets or inventory located in Israel or (iv) represent, directly or indirectly, rights in a non-Israeli resident corporation the majority of which is the rights to assets located in Israel, unless a specific exemption is available under the Israeli domestic law or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise. The Tax Ordinance distinguishes between real capital gain and inflationary surplus. The inflationary surplus is a portion of the total capital gain equivalent to the increase of the relevant asset’s tax basis attributable to an increase in the Israeli consumer price index or, in certain circumstances, a foreign currency exchange rate between the date of purchase and the date of disposition. Inflationary surplus is not currently subject to tax in Israel. The real capital gain is the excess of the total capital gain over the inflationary surplus.

Real capital gains would generally be subject to tax at the ordinary corporate tax rate (23% in 2025), if generated by a company, or at the rate of 25%, if generated by an individual, or 30%, if generated by an individual who is a “substantial shareholder” (as defined under the Tax Ordinance), at the time of sale or at any time during the preceding 12-month period (or if the shareholder claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares). A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis based on a contract holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include, among others, the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation or order someone who holds any of the aforesaid rights on how to act, regardless of the source of such right. Individual and corporate shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income (a corporate tax rate for a corporation (23% in 2025) and a marginal tax rate of up to 47% for an individual in 2025 (excluding excess tax as discussed below)), unless contrary provisions in a relevant tax treaty apply. If the individual claims a deduction of interest and linkage fluctuation expenses in connection with the purchase or holding of the shares, the gain will generally be taxed at a fixed rate of 30% until the promulgation of regulations setting forth the rules and conditions for deduction of real interest and linkage differentials pursuant to Sections 101A(a)(9) and 101A(b) of the Tax Ordinance.

Generally, a non-Israeli resident (whether an individual or a corporation) who derives capital gains from the sale of shares in an Israeli resident company purchased upon or after the registration of the shares on the Tel Aviv Stock Exchange or on a regulated market outside of Israel (such as NASDAQ) should be exempt from Israeli capital gains tax unless, among other things, (i) the capital gain derived from the sale of shares was attributed to a permanent establishment that the non-Israeli resident shareholder maintains in Israel or (ii) the Israeli resident company is classified as a real estate investment trust or ceased to be a real estate investment trust (as defined in the Tax Ordinance). Non-Israeli “body of persons” (as defined under the Tax Ordinance, which includes corporate entities, partnerships and other entities) will not be entitled to the foregoing exemption if Israeli residents, whether directly or indirectly: (i) have a controlling interest of more than 25% in such non-Israeli entity or (ii) are the beneficiaries of or are entitled to 25% or more of the revenues or profits of such non-Israeli entity. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

Additionally, a sale of shares by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty between Israel and the shareholder’s country of residence. For example, under the Convention Between the Government of the United States and the Government of the State of Israel with respect to Taxes of Income, as amended (the “the U.S.-Israel Tax Treaty”), the disposition of shares by a shareholder who (i) is a U.S. resident (for purposes of the U.S.-Israel Tax Treaty), (ii) holds the shares as a capital asset, and (iii) is entitled to claim the benefits afforded to such person by the U.S.-Israel Tax Treaty, is generally exempt from Israeli capital gains tax. Such exemption will not apply, inter alia, if (a) the capital gain arising from such sale, exchange or disposition is attributed to a permanent establishment that the shareholder maintains in Israel, (b) the shareholder holds, directly or indirectly, shares representing 10% or more of the voting capital of the company at any time in the 12-month period preceding such sale, exchange or disposition, subject to certain conditions, (c) such U.S. resident is an individual and was present in Israel for a period or periods aggregating to 183 days or more during the relevant taxable year, (d) the capital gains arising from such sale, exchange or disposition is attributed to real estate located in Israel or (e) the capital gain arising from such sale, exchange or disposition is attributed to royalties. In each case, the sale, exchange or disposition of our ADSs would be subject to Israeli tax, to the extent applicable; however, under the U.S.-Israel Tax Treaty, the taxpayer may be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The U.S.-Israel Tax Treaty does not provide such credit against any U.S. state or local taxes.

Regardless of whether non-Israeli shareholders may be liable for Israeli capital gains tax on the sale of our ADSs, the payment of consideration may be subject to withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the Israel Tax Authority (the “ITA”) may require from shareholders who are not liable for Israeli tax to sign declarations in forms specified by this authority or to obtain a specific exemption from the ITA to confirm their status as non-Israeli tax residents, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold Israeli taxes at source.

In addition, with respect to mergers involving an exchange of shares, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of a number of conditions, including, in some cases, a holding period of up to two years from the date of the transaction during which sales and dispositions of shares of the participating companies are subject to certain restrictions. Moreover, with respect to certain share swap transactions in which the sellers receive shares in the acquiring entity that are publicly traded on a stock exchange, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of such shares has occurred. In order to benefit from the tax deferral, a pre-ruling from the ITA might be required.

A detailed return, including a computation of the tax due, must be filed and an advance payment must be paid on January 31 and July 30 of each calendar year for sales of securities traded on a stock exchange made within the previous six months. However, if all tax due was withheld at the source according to applicable provisions of the Tax Ordinance and the regulations promulgated thereunder, the return does not need to be filed provided that (i) such income was not generated from business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and an advance payment does not need to be made and (iii) the taxpayer if an individual is not obligated to pay excess tax (as further explained below). Capital gains are also reportable on an annual income tax return.

Capital Gains Taxes Applicable to Israeli Resident Shareholders. Generally, an Israeli resident corporation that derives capital gains from the sale of shares in an Israeli resident company will generally be subject to tax on the real capital gains generated on such sale at the corporate tax rate of 23% (in 2025). An Israeli resident individual will generally be subject to capital gain tax at the rate of 25%. However, if the individual shareholder claims deduction of interest and linkage differences expenses in connection with the purchase and holding of such shares or is a “substantial shareholder” at the time of the sale or at any time during the preceding twelve months period, such gain will be taxed at the rate of 30%. Individual holders dealing in securities in Israel for whom the income from the sale of securities is considered “business income” as defined in Section 2(1) of the Tax Ordinance are taxed at the marginal tax rates applicable to business income (up to 47% in 2025). Certain Israeli institutions who are exempt from tax under Section 9(2) or Section 129(C)(a)(1) of the Tax Ordinance (such as exempt trust fund, pension fund) may be exempt from capital gains tax from the sale of the shares.

Taxation of Non-Israeli Shareholders on Receipt of Dividends. Non-Israeli residents (whether individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ADSs at the rate of 25%, unless relief is provided under the provisions of an applicable tax treaty between Israel and the shareholder’s country of residence (provided that a certificate from the ITA allowing for a reduced withholding tax rate or a tax exemption is obtained in advance). With respect to a person who is a “substantial shareholder” (described above) at the time of receiving the dividend or any time during the preceding 12 months, the applicable tax rate is 30%. Dividends paid on publicly traded shares, like our ADSs, to non-Israeli residents, are generally subject to Israeli withholding tax at a rate of 25%, so long as the shares are registered with a nominee company (whether or not the recipient is a substantial shareholder), unless a lower rate is provided under an applicable tax treaty (provided that a certificate from the ITA allowing for a reduced withholding tax rate is obtained in advance).

For example, under the U.S.-Israel Tax Treaty and subject to the eligibility to the benefits under such treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ADSs who is a U.S. resident (for purposes of the U.S.-Israel Tax Treaty) is 25%. However, for dividends not generated by an Approved Enterprise, Benefited Enterprise or Preferred Enterprises (as such terms are defined in the Law for the Encouragement of Capital Investments, 5719-1959) and paid to a U.S. corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, the maximum rate of withholding tax is generally 12.5%, provided that not more than 25% of the gross income of the Israeli resident paying corporation for such preceding year consists of certain types of dividends and interest. The aforementioned rates under the U.S.-Israel Tax Treaty would not apply if the dividend income is derived through a permanent establishment of the U.S. resident maintained in Israel.

A non-Israeli resident who receives dividends from which tax was withheld is generally exempt from the obligation to file tax returns in Israel in respect of such income, provided, inter alia, that (i) such income was not derived from a business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and (iii) the taxpayer, if an individual, is not obliged to pay Excess Tax (as further explained below).

Taxation of Israeli Shareholders on Receipt of Dividends. A distribution of dividends to an Israeli resident individual, will generally be subject to withholding tax at a rate of 25% or 30% if the dividend recipient is a substantial shareholder (as defined above) at the time of distribution or at any time during the preceding 12-month period and the shares are not held through a nominee company. If the recipient of the dividend is an Israeli resident corporation, such dividend will be exempt from income tax provided the income from which such dividend is distributed was derived or accrued within Israel (although, if such dividends are subsequently distributed to non-Israeli individuals or a non-Israeli company, withholding tax at a rate of 25% (or 30% if the dividend recipient is a substantial shareholder (as defined above)) or such lower rate as may be provided if an applicable tax treaty will apply (provided that a certificate from the ITA allowing for a reduced withholding tax rate is obtained in advance). An exempt trust fund, pension fund or other entity that is exempt from tax under Section 9(2) or Section 129(C)(a)(1) of the Tax Ordinance is exempt from tax on dividend.

Excess Tax

Subject to the provisions of an applicable tax treaty, individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income exceeding NIS 721,560 for 2025,which amount is generally linked to the annual change in the Israeli consumer price index (with the exception that based on Israeli new legislation, such amount and certain other statutory amounts will not be linked to the Israeli consumer price index for the years 2025-2027), including, but not limited to, dividends, interest and capital gain. According to new legislation, in effect as of January 1, 2025, an additional 2% excess tax is imposed on Capital-Sourced Income (defined as income from any source other than employment income, business income or income from “personal effort”), to the extent that the individual’s Capital Sourced Income exceeds the specified threshold of NIS 721,560 (and regardless of the employment/business income amount of such individual). This new excess tax applies, among other things, to income from capital gains, dividends, interest, rental income, or the sale of real property.

Estate and Gift Tax

Israeli tax law presently does not impose estate or gift taxes.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with the Agent. Pursuant to this prospectus supplement, we may offer and sell our ADSs having an aggregate gross sales price of up to $7,258,687 from time to time through the Agent. A copy of the Sales Agreement will be filed as an exhibit to a Report on Form 6-K and will be incorporated by reference into this prospectus supplement.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Agent may sell our ADSs by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the Agent not to sell ADSs if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend the offering of ADSs upon notice and subject to other conditions.

We will pay the Agent commissions, in cash, for its service in acting as agent in the sale of our ADSs. The Agent will be entitled to compensation at a commission rate of 3.0% of the sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000 and certain ongoing disbursements of its legal counsel payable in the amount of up to $5,000 per calendar quarter and $10,000 for each amendment or replacement of the prospectus supplement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Agent under the terms of the Sales Agreement, will be approximately $113,000.

Settlement for sales of our ADSs will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ADSs as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the ADSs under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the ADSs on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our ADSs pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and the Agent, may each terminate the Sales Agreement at any time upon ten days’ prior notice.

The Agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agent will not engage in any market making activities involving our ADSs while an offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by the Agent, and the Agent may distribute this prospectus supplement and the accompanying prospectus electronically.

EXPENSES

The following are the estimated expenses related to the filing of the registration statement of which this prospectus supplement forms a part, all of which will be paid by us.

Depositary and Transfer agent’s fees	$66,582
Printing and engraving expenses	$1,000
Legal fees and expenses	$45,000
Total	$112,582

LEGAL MATTERS

The validity of our ADSs and certain other matters of Israeli law will be passed upon for us by Meitar | Law Offices. Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by Cooley LLP, New York, New York. Certain legal matters for the Agent will be passed upon by Duane Morris LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in the prospectus accompanying this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of Somekh Chaikin, a member firm of KPMG International, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus supplement or any accompanying prospectus, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

We have irrevocably appointed our subsidiary, Chemomab Therapeutics, Inc., as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is One Kendall Square, Building 1400E, Suite 14-105 Cambridge, Massachusetts.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws on the basis that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. There is little binding case law in Israel addressing these matters. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, of which this prospectus supplement is part, with respect to the ADSs that we will offer. This prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the ADSs we may offer. Statements we make in this prospectus supplement and the accompanying prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we are required to file reports and other information with the SEC. However, as a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and to submit to the SEC, reports on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year.

You may inspect a copy of the registration statement of which this prospectus supplement is a part and its accompanying exhibits and schedules, as well as the reports and other information we file electronically with the SEC, without charge, on the SEC’s website. The address of the site is www.sec.gov.

We maintain a corporate website at http://www.chemomab.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our Annual Report on Form 20-F (File No. 001- 38807) for the fiscal year ended December 31, 2024, filed with the SEC on April 4, 2025;

●
our Reports on Form 6-K filed with the SEC on February 19, 2025, March 3, 2025, March 20, 2025, March 27, 2025, April 15, 2025, May 15, 2025, May 27, 2025, and July 1, 2025, (other than the portions of those reports deemed to be furnished and not filed); and

●	the description of share capital, which is set forth in Exhibit 2.1 of our Annual Report, and as may be further updated or amended in any amendment or report filed for such purpose.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

CHEMOMAB THERAPEUTICS  LTD.
Kiryat Atidim, Building 7A Tel Aviv
Israel 6158002
Tel: +972 77 3310156
Attention: Chief Executive Officer

NOVEMBER 3, 2023
PROSPECTUS

$200,000,000

Ordinary Shares, ADSs, Debt, Warrants
and Units offered by the Company
Chemomab Therapeutics Ltd.

We may offer, issue and sell from time to time, in one or more offerings, ordinary shares, including ordinary shares represented by American Depositary Shares, or the ADSs, debt, warrants or units, which we collectively refer to as the “securities.” Each ADS represents twenty (20) of our ordinary shares. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $200 million.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 36.

ADSs are traded on the Nasdaq Capital Market under the symbol “CMMB.” The last reported sale price of ADSs on the Nasdaq Capital Market on October 27, 2023 was $0.797 per ADS.

On October 27, 2023, the aggregate market value worldwide of our outstanding voting and non-voting common equity held by non-affiliates was approximately $12.8 million, based on 225,089,800 ordinary shares outstanding (which would be represented by 11,254,490 ADSs) and a per ADS price of $1.14 based on the highest closing sale price of ADS on the Nasdaq Capital Market during the 60 day period prior to October 27, 2023. As of the date hereof, we have sold or offered 772,900 ADSs for a total of approximately $1.4 million pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and nonvoting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below $75 million.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 41 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 3, 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as part of a “shelf” registration process.

Under this shelf registration, we may offer any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement or any related free writing prospectus that we may authorize. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Unless otherwise indicated, “Chemomab Therapeutics,” “Chemomab,” “the Company,” “our company,” “we,” “us” and “our” refer to Chemomab Therapeutics Ltd. and its wholly owned subsidiary, Chemomab Ltd.

Chemomab is a trademark of ours that we use in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to our trademark and tradenames.

The terms “shekel,” “Israeli shekel” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar” or “$” refer to United States dollars, the lawful currency of the United States. All references to “shares” in this prospectus refer to ADSs, or the ordinary shares, no par value, represented by the ADSs, of Chemomab Therapeutics Ltd.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

All statements other than present and historical facts and conditions contained in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “should,” “will” and “would,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	we have incurred significant losses since inception and anticipate that we will continue to incur increasing levels of operating losses over the next several years and for the foreseeable future;
•	we are unable to predict the extent of any future losses or when we will become profitable, if at all;
•	even if we become profitable, we may not be able to sustain or increase our profitability on a quarterly or annual basis;
•	we have a limited operating history and funding, which may make it difficult to evaluate our prospects and likelihood of success;
•	our business is highly dependent on the success of our lead product candidate, CM-101, and any other product candidates that we advance into clinical studies;
•	all of our programs will require significant additional clinical development;
•
our central objective is to design and develop targeted treatments for inflammation and fibrosis with an initial focus on the antagonism of CCL24 signaling, which is known to regulate fibrotic and inflammatory processes;

•	while several studies are currently underway, our approach in the area of fibrotic diseases is novel and unproven and may not result in marketable products;
•
the successful completion of clinical studies is a prerequisite to submitting a marketing application to the FDA and similar marketing applications to comparable foreign regulatory authorities, for each product candidate and, consequently, the ultimate approval and commercial marketing of any product candidates;

•
we may experience negative or inconclusive results, which may result in us deciding, or regulators requiring us, to conduct additional clinical studies or trials or abandon some or all of its product development programs, which could have a material adverse effect on our business;

•
we may encounter difficulties enrolling patients in our clinical studies, including due to the continuing effects of the COVID-19 pandemic, or other public health emergencies and related clinical development activities could be delayed or otherwise adversely affected;

•
our ongoing and future clinical studies may reveal significant adverse events or immunogenicity-related responses and may result in a safety profile that could delay or prevent regulatory approval or market acceptance of our product candidate;

•
the regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for CM-101 or any other product candidates, our business will be substantially harmed;

•
if we do not achieve our projected development and commercialization goals in the timeframes we announce and expect, the commercialization of our product candidates may be delayed and our business will be harmed;

•	we face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than us;
•
we have been granted Orphan Drug Designation for CM-101 in connection with three indications and may seek Orphan Drug Designation for other indications or product candidates, and we may be unable to maintain the benefits associated with Orphan Drug Designation, including the potential for market exclusivity, and may not receive Orphan Drug Designation for other indications or for its other product candidates;

•
we expect to experience significant growth in the number of our employees over time and the scope of our operations, particularly in the areas of product candidate development, regulatory affairs and sales and marketing;

•	we will therefore need to expand our organization, and we may experience difficulties in managing this growth, which could disrupt our operations;
•
if we are unable to protect our patents or other proprietary rights, or if we infringe the patents or other proprietary rights of others, our competitiveness and business prospects may be materially damaged;

•	changes in patent laws or patent jurisprudence could diminish the value of patents in general, thereby impairing our ability to protect our product candidates;
•	risks related to our operations in Israel could materially adversely impact our business, financial condition and results of operations;
•
our principal executive offices are located in Israel and certain of our product candidates may be manufactured at third-party facilities located in Europe. In addition, our business strategy includes potentially expanding internationally if any of its product candidates receives regulatory approval;

•	holders of ADSs may not have the same voting rights as the holders of our ordinary shares and may not receive voting materials in time to be able to exercise their right to vote;
•	holders of ADSs may be subject to limitations on the transfer of their ADSs and the withdrawal of the underlying ordinary shares;
•
we are entitled to amend the deposit agreement and to change the rights of ADS holders under the terms of such agreement, or to terminate the deposit agreement, without the prior consent of the ADS holders;

•	ADSs holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action; and
•	we presently anticipate that we will be classified as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ordinary shares.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward- looking statements by these cautionary statements.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement is generally reliable, such information is inherently imprecise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statements were made, and while we believed such information formed a reasonable basis for such statements at the time they were made, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

ABOUT CHEMOMAB THERAPEUTICS LTD.

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the applicable prospectus supplement and any related free writing prospectus, the information incorporated by reference herein and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus.

Company Overview

We are a clinical-stage biotechnology company focused on the discovery and development of innovative therapeutics for fibrotic and inflammatory diseases with high unmet needs. Based on the unique and pivotal role of the soluble protein CCL24 in promoting fibrosis and inflammation, we have developed CM-101, a monoclonal antibody designed to bind and block CCL24 activity. CM-101 has demonstrated the potential to treat multiple severe and life-threatening fibrotic and inflammatory diseases.

We have pioneered the therapeutic targeting of CCL24, a chemokine that promotes various types of cellular processes that regulate inflammatory and fibrotic activities through the CCR3 receptor. The chemokine is expressed in various types of cells, including immune cells, endothelial cells and epithelial cells. We have developed a novel CCL24 inhibiting product candidate with dual anti-fibrotic and anti-inflammatory activity that modulates the complex interplay of both of these inflammatory and fibrotic mechanisms, which drive abnormal states of fibrosis and clinical fibrotic diseases. This innovative approach is being developed for difficult-to-treat rare diseases, also known as orphan indications or diseases, such as primary sclerosing cholangitis (“PSC”), and systemic sclerosis (“SSc”), for which patients have no established disease-modifying or standard-of-care treatment options. We estimate that there are approximately 77 thousand patients suffering from PSC in the U.S., EU and Japan, representing over a $1 billion market opportunity, and approximately 170 thousand patients suffering from SSc in those same markets, representing over a $1.5 billion market opportunity.

CM-101, our lead clinical product candidate, is a first-in-class humanized monoclonal antibody that attenuates the basic function of the soluble protein CCL24, also known as eotaxin-2, as a regulator of major inflammatory and fibrotic pathways. We have demonstrated that CM-101 interferes with the underlying biology of inflammation and fibrosis through a novel and differentiated mechanism of action. We are currently conducting a Phase 2 clinical study in PSC, a rare obstructive and cholestatic liver disease. The study is actively recruiting patients in the U.S., Europe and Israel and enrollment is going well. The study design includes a two doses of CM-101 vs placebo (10 or 20mg/kg), as well as an open label extension. A topline readout of initial trial results is expected in the second half of 2024.

In SSc, we suspended initiation of the Phase 2 trial while we focus resources on successfully completing the Phase 2 PSC study.  The CM-101 SSc clinical program is Phase 2-ready and we believe that CM-101 could have disease-modifying potential in this poorly treated condition. Although our primary focus is on these two rare indications, we reported topline results from an additional Phase 2 clinical study in patients with liver fibrosis due to non-alcoholic steatohepatitis, or NASH, in January of this year.  This trial provided safety and pharmacokinetic (“PK”) data and information useful for assessing our current subcutaneous formulation of CM-101. Additionally, the trial measured a number of biomarkers that may be relevant to the potential activity of CM-101 in other fibro-inflammatory conditions. The initial trial results showed that the trial met its primary endpoint of safety and tolerability, and that CM-101 demonstrated encouraging activity in secondary endpoints that include a range of liver fibrosis biomarkers and physiologic assessments. A more recent secondary analysis confirming and extending these initial results was reported at the 2023 EASL Congress in July 2023.

Fibrosis is the abnormal and excessive accumulation of collagen and extracellular matrix, the non-cellular component in all tissues and organs, which provides structural and biochemical support to surrounding cells. When present in excessive amounts, collagen and extracellular matrix lead to scarring and thickening of connective tissues, affecting tissue properties and potentially leading to organ dysfunction and failure. Fibrosis can occur in many different tissues, including lung, liver, kidney, muscle, skin, and the gastrointestinal tract, resulting in a wide array of progressive fibrotic conditions. Fibrosis and inflammation are intrinsically linked. While a healthy inflammatory response is necessary for efficient tissue repair; after disease or injury, an excessive, uncontrolled inflammatory response can lead to tissue fibrosis that in turn can further stimulate inflammatory processes in a fibro-inflammatory vicious cycle.

Recent Developments

 New Executive Appointments and Extension of Cash Runway through Year-End 2024

On June 5, 2023, we announced that Adi Mor, PhD, co-founder and former Chief Executive Officer (CEO), and then Director and Chief Scientific Officer, had been reappointed to the role of CEO, replacing Dale Pfost, PhD. Sigal Fattal, former Chief Financial Officer (CFO) and then Vice President, Finance, had been reappointed to the role of CFO, replacing Donald Marvin. Nissim Darvish, MD, PhD, was appointed Chairman of the Board, replacing Dr. Pfost. All the appointments were effective June 1, 2023. We also announced that we were implementing additional cost-reduction measures, which extended  our cash runway from mid-year 2024 to the end of 2024, after the expected topline data readout from the Phase 2 CM-101 PSC trial.

Reported Secondary Analyses of CM-101 Phase 2 Liver Fibrosis Trial in NASH Patients

On June 21, 2023, we reported topline results from secondary analyses of its Phase 2a liver fibrosis trial assessing CM-101 in patients with NASH. The results were included in a late-breaking poster presentation at the 2023 EASL Congress. Overall, the data showed improvements across an additional set of inflammatory and fibrotic biomarkers that are consistent with the clinical results we released in January. Additionally, in NASH patients at greater risk of disease progression, CM-101 treatment resulted in a greater biomarker response than in NASH patients with lower risk disease or in placebo-treated patients. The new analyses assessed additional biomarkers and also used the FibroScan-AST (FAST) score to categorize study patients based on progressive disease risk. The results showed that:

•	FAST scores were improved in a higher proportion of CM-101-treated patients than in placebo patients.

•	CM-101-treated patients with higher FAST scores demonstrated greater improvements in key fibro-inflammatory biomarkers than patients with lower FAST scores or placebo patients.

In these secondary analyses, CM-101-treated patients showed improvements in an additional set of biomarkers associated with active fibrosis and inflammation including AST/ALT ratio, Neutrophil-to-Lymphocyte Ratio (NLR), FIB-4, and PRO-C3. Some of these biomarker scores were further improved in CM-101-treated patients with higher FAST scores. It is noteworthy that as an overall indicator of fibrogenesis and fibrotic disease, PRO-C3 may also be viewed as a “bridge” to PSC and other anti-fibrotic indications.

Reported Data Reinforcing the Clinical Potential of CM-101 as a Novel Treatment for PSC

We presented two posters at the 2023 EASL Congress discussing the potential of CM-101 as a novel treatment for PSC. One of the posters reported on a new proteomic study demonstrating a direct relationship between the pro-inflammatory, pro-fibrotic activity of CCL24 and PSC disease-related pathways. The other poster described the clinical design of our double-blind, placebo-controlled, multiple dose Phase 2 trial of CM-101 in PSC patients. These followed a data presentation at the 2023 EASL Biliary Conference in May 2023, reinforcing the proinflammatory role of CCL24 in cholestatic disease.

Published Peer-Reviewed Research Article Demonstrating the Key Role of CCL24 in PSC

On June 28, 2023, we reported publication of a peer-reviewed research article in the June issue of the respected journal JCI Insight. It was produced through collaborations with prominent academic groups and supports the key role of CCL24 in driving the self-perpetuating fibrosis and inflammation that result in the severe liver damage characterizing PSC.

Corporate Information

We were incorporated on September 22, 2011, under the laws of the State of Israel. In March 2021, we changed our name from Anchiano Therapeutics Ltd. to Chemomab Therapeutics Ltd. Our principal executive offices are located at Kiryat Atidim, Building 7, Tel Aviv, Israel 6158002, and our phone number is +972-77-331-0156. Our website is: www.chemomab.com.

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk factors in our most recent Annual Report on Form 10-K, or any updates in our Reports on Form 8-K, or, if subsequent to June 30, 2023, Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in prospectus supplements.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, including ordinary shares represented by ADSs, debt, warrants to purchase ADSs and units comprising any combination of these securities.

In this prospectus, we refer to the ordinary shares, ADSs, debt, warrants to purchase ADSs and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $200 million.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

The following descriptions of our share capital and provisions of our amended and restated articles of association are summaries and are qualified by reference to our amended and restated articles of association, a copy of which is filed as Exhibit 3.1 hereto.

Registration Number and Purposes of the Company

We are registered with the Israeli Registrar of Companies. Our registration number is 51-4672625. Our affairs are governed by our amended and restated articles of association, applicable Israeli law and the Companies Law. Our purpose as set forth in our amended and restated articles of association is to engage in any lawful act or activity.

Voting Rights

All ordinary shares have identical voting and other rights in all respects.

Transfer of Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of Nasdaq. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, have been, or will be, in a state of war with Israel.

Election of Directors

Under our amended and restated articles of association, our board of directors must consist of not less than three (3) but no more than eleven (11) directors. Pursuant to our amended and restated articles of association, each of our directors will be appointed by a simple majority vote of holders of our ordinary shares, participating and voting at an annual general meeting of our shareholders, provided that (i) in the event of a contested election, the method of calculation of the votes and the manner in which the resolutions will be presented to our shareholders at the general meeting shall be determined by our board of directors in its discretion, and (ii) in the event that our board of directors does not or is unable to make a determination on such matter, then the directors will be elected by a majority of the voting power represented at the general meeting in person or by proxy and voting on the election of directors, provided that if the number of such nominees exceeds the number of directors to be elected, then as among such nominees the election shall be by a plurality of the votes cast. In addition, our directors are divided into three classes, one class being elected each year at the annual general meeting of our shareholders, and shall serve on our board of directors until the third annual general meeting following such election or re-election or until they are removed by a vote of 65% of the total voting power of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events, in accordance with the Companies Law and our amended and restated articles of association. In addition, our amended and restated articles of association provide that vacancies on our board of directors may be filled by a vote of a simple majority of directors then in office. Any director so appointed will hold office until the next annual general meeting of our shareholders for the election of the class of directors in respect of which the vacancy was created, or in the case of a vacancy due to the number of directors being less than the maximum number of directors stated in our amended and restated articles of association, until the next annual general meeting of our shareholders for the election of the class of directors to which such director was assigned by our board of directors.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings), provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If we do not meet such criteria, then we may distribute dividends only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and, if applicable, the court determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the ordinary shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, have been, or will be, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year and no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our amended and restated articles of association as special general meetings. Our board of directors may call special general meetings of our shareholders whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene a special general meeting of our shareholders upon the written request of (i) any two or more of our directors, (ii) one-quarter or more of the serving members of our board of directors or (iii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting of the shareholders may request that the board of directors include a matter in the agenda of a general meeting of the shareholders to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting. Our amended and restated articles of association contain procedural guidelines and disclosure items with respect to the submission of shareholder proposals for general meetings.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings of shareholders are the shareholders of record on a date to be decided by the board of directors, which, as a company listed on an exchange outside Israel, may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of shareholders:

•	amendments to our amended and restated articles of association;

•	appointment, terms of service or and termination of service of our auditors;

•	appointment of directors, including external directors (if applicable);

•	approval of certain related party transactions;

•	increases or reductions of our authorized share capital;

•	a merger; and

•
the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes, among other things, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting. Under the Companies Law, shareholders are not permitted to take action by way of written consent in lieu of a meeting.

Quorum

Pursuant to our amended and restated articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting of shareholders. The quorum required for our general meetings of shareholders consists of at least two shareholders present in person or by proxy who hold or represent between them at least 33⅓% of the total outstanding voting rights, provided, however, that with respect to any general meeting that was convened pursuant to a resolution adopted by the board of directors and which at the time of such general meeting we qualify as a “foreign private issuer,” the requisite quorum shall consist of two or more shareholders present in person or by proxy who hold or represent between them at least 25% of the total outstanding voting rights. The requisite quorum shall be present within half an hour of the time fixed for the commencement of the general meeting. A general meeting adjourned for lack of a quorum shall be adjourned either to the same day in the next week, at the same time and place, to such day and at such time and place as indicated in the notice to such meeting, or to such day and at such time and place as the chairperson of the meeting shall determine. At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a quorum, unless a meeting was called pursuant to a request by our shareholders, in which case the quorum required is one or more shareholders, present in person or by proxy and holding the number of shares required to call the meeting as described above.

Vote Requirements

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our amended and restated articles of association. Under the Companies Law, certain actions require the approval of a special majority, including: (i) an extraordinary transaction with a controlling shareholder or in which the controlling shareholder has a personal interest, (ii) the terms of employment or other engagement of a controlling shareholder of the company or a controlling shareholder’s relative (even if such terms are not extraordinary) and (iii) certain additional compensation-related matters. Under our amended and restated articles of association, the alteration of the rights, privileges, preferences or obligations of any class of our shares (to the extent there are classes other than ordinary shares) requires the approval of a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to a majority of all classes of shares voting together as a single class at a shareholder meeting.

Under our amended and restated articles of association, the approval of the holders of at least 65% of the total voting power of our shareholders is generally required to remove any of our directors from office, to amend the provision requiring the approval of at least 65% of the total voting power of our shareholders to remove any of our directors from office, or certain other provisions regarding our staggered board, shareholder proposals, the size of our board and plurality voting in contested elections. Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of holders holding at least 75% of the voting rights represented at the meeting and voting on the resolution.

Access to Corporate Records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register (including with respect to material shareholders), our articles of association, our financial statements, other documents as provided in the Companies Law and any document we are required by law to file publicly with the Israeli Registrar of Companies or the Israeli Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a trade secret or a patent or that the document’s disclosure may otherwise impair our interests.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of a public Israeli company who would, as a result, hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital (or of a class thereof), is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). In general, if (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or the applicable class) and the shareholders who accept the offer constitute a majority of the offerees that do not have a personal interest in the acceptance of the tender offer or (b) the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. A shareholder who had its shares so transferred may petition an Israeli court within six months from the date of acceptance of the full tender offer, regardless of whether such shareholder agreed to the offer, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court. However, an offeror may provide in the offer that a shareholder who accepted the offer will not be entitled to petition the court for appraisal rights as described in the preceding sentence, as long as the offeror and the company disclosed the information required by law in connection with the full tender offer. If the full tender offer was not accepted, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s voting rights or the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer. Shares purchased in contradiction to the full tender offer rules under the Companies Law will have no rights and will become dormant shares.

Special Tender Offer

The Companies Law provides that, subject to certain exceptions, an acquisition of shares of an Israeli public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if (i) the acquisition occurs in the context of a private placement by the company that received shareholder approval as a private placement whose purpose is to give the purchaser 25% or more of the voting rights in the company, if there is no person who holds 25% or more of the voting rights in the company or as a private placement whose purpose is to give the purchaser 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company, (ii) the acquisition was from a shareholder holding 25% or more of the voting rights in the company and resulted in the purchaser becoming a holder of 25% or more of the voting rights in the company, or (iii) the acquisition was from a shareholder holding more than 45% of the voting rights in the company and resulted in the purchaser becoming a holder of more than 45% of the voting rights in the company. in general, a special tender offer must be extended to all shareholders of a company. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control).

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or may abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. The board of directors shall also disclose any personal interest that any of the directors has with respect to the special tender offer or in connection therewith. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer is accepted, then shareholders who did not respond to or that had objected the offer may accept the offer within four days of the last day set for the acceptance of the offer and they will be considered to have accepted the offer from the first day it was made.

In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity at the time of the offer may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer. Shares purchased in contradiction to the special tender offer rules under the Companies Law will have no rights and will become dormant shares.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain conditions described under the Companies Law are met, a simple majority of the outstanding shares of each party to the merger that are represented and voting on the merger. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial condition of the merging companies. If the board of directors determines that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote of a merging company whose shares are held by the other merging company, or by a person or entity holding 25% or more of the voting rights at the general meeting of shareholders of the other merging company, or by a person or entity holding the right to appoint 25% or more of the directors of the other merging company, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voted on the matter at the general meeting of shareholders (excluding abstentions) that are held by shareholders other than the other party to the merger, or by any person or entity who holds 25% or more of the voting rights of the other party or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders. If a merger is with a company’s controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.

Under the Companies Law, each merging company must deliver to its secured creditors the merger proposal and inform its unsecured creditors of the merger proposal and its content. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the surviving company, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger is filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies is obtained.

Anti-Takeover Measures

The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. As of the date of this prospectus, no preferred shares are authorized under our amended and restated articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attached to our issued and outstanding shares at a general meeting of our shareholders. The convening of the meeting, the shareholders entitled to participate and the vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law and our amended articles of association, as described above in “—Shareholder Meetings.” In addition, as disclosed under “—Election of Directors,” we have a classified board structure, which effectively limits the ability of any investor or potential investor or group of investors or potential investors to gain immediate control of our board of directors.

Borrowing Powers

Pursuant to the Companies Law and our amended and restated articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our amended and restated articles of association enable us to increase or reduce our share capital. Any such changes are subject to Israeli law and must be approved by a resolution duly passed by our shareholders at a general meeting of shareholders. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Exclusive Forum

Our amended and restated articles of association provide that unless we consent in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and/or the Exchange Act. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Exchange Act or Securities Act or any other claim for which the federal courts have exclusive or concurrent jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Although our amended and restated articles of association contains the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. Our amended and restated articles of association also provide that unless we consent in writing to the selection of an alternative forum, the competent courts in Tel Aviv, Israel shall be the exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a breach of a fiduciary duty owed by any of our directors, officers or other employees to the Company or our shareholders or any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare. Its address is 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, and its telephone number is (212) 805-7100.

Listing

ADSs representing our ordinary shares are listed on Nasdaq under the symbol “CMMB.”

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver the ADSs. Each ADS will represent twenty (20) ordinary shares (or a right to receive twenty (20) ordinary shares). Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name or (ii) by having uncertificated ADSs registered in your name or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Israeli law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying the ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents see “Where You Can Find More Information.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares the ADSs represent.

Cash.   The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes or other governmental charges that must be paid will be deducted. See “Taxation and Government Programs.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares.   The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those ordinary shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed ordinary shares (or ADSs representing those ordinary shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares.   If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of ordinary shares, new ADSs representing the new ordinary shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions.   The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary will have a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender the ADSs for the purpose of withdrawal at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other securities. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited ordinary shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Israel and the provisions of our articles of association or similar documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender the ADSs and withdraw the ordinary shares. However, you may not know about the meeting enough in advance to withdraw the ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the Depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing ordinary shares or ADS holders must pay	For
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)
Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights or other property Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$.05 (or less) per ADS per calendar year	Depositary services

Persons depositing or withdrawing ordinary shares or ADS holders must pay	For
Registration or transfer fees	Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw ordinary shares

Expenses of the depositary	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or ordinary shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert foreign currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as an agent, fiduciary or broker on behalf of any other person and earns revenue, including, without limitation, fees and spreads that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be most favorable to ADS holders, subject to its obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on the ADSs or on the deposited securities represented by any of the ADSs. The depositary may refuse to register any transfer of the ADSs or allow you to withdraw the deposited securities represented by the ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by the ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a subdivision, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold the ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

• 90 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

• we delist the ADSs from an exchange on which they were listed and do not list the ADSs on another exchange within a reasonable time;

• we appear to be insolvent or enter insolvency proceedings;

• all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

• there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

• there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our obligations and the obligations of the depositary; Limits on liability to holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

• are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

• are not liable if we are or it is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

• are not liable if we exercise or it exercises discretion permitted under the deposit agreement;

• are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

• have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

• are not liable for the acts or omissions of any securities depository, clearing agency or settlement system;

• may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person; and

• the depositary has no duty to make any determinations or provide any information as to our status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or any liability for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit,  reduced rate of withholding or a refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

• payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

• satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

• compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying the ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

• when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

• when you owe money to pay fees, taxes and similar charges; or

• when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, or DRS, and Profile Modification System, or Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and one or more designated trustees. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement or free writing prospectus relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Sections 2.1 and 2.2) We will set forth in a prospectus supplement or free writing prospectus (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which the principal of the securities of the series is payable;

●
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

●
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●
the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

●
the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7).

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, or a successor person, unless:

●
we are the surviving entity or the successor person (if other than Chemomab ) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction or the State of Israel and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

●
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any security of that series at its maturity;

●
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Chemomab and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Chemomab; and

●	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

●
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or events of default for the benefit of the holders of debt securities of any series;

●	to comply with the applicable procedures of the applicable depositary;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by and construed in accordance with the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10).

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ADSs. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the number of securities purchasable upon exercise of the warrants;

●	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such warrants;

●	the anti-dilution and adjustment of share capital provisions of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

●	any other material terms of the warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer rights, see “Where You Can Find More Information.”

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of the ADS, debt securities, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

●
the terms of the units and of the ordinary shares, rights and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable units agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable units agreement if we offer units, see “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

●	through underwriters or dealers;

●	directly to a limited number of purchasers or to a single purchaser;

●	through agents; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of our securities may be carried out, from time to time, in one or more transactions, including:

●	block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” into an existing trading market; or

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we or the selling shareholders may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents;

●	the method of distribution;

●	the public offering price or purchase price and the proceeds to us from that sale;

●	the expenses of the offering;

●	any discounts or commissions to be allowed or paid to the underwriters, dealers or agents;

●	all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and

●	any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have irrevocably appointed Chemomab Therapeutics, Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is One Kendall Square, Building 1400E, Suite 14-105, Cambridge, MA 02139.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to initiate an action with respect to U.S. securities law in original actions instituted in Israel or obtain a judgement based on the civil liability provisions of the U.S. federal securities laws. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●
the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law prevailing in Israel;

●	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

●	an action between the same parties in the same matter was not pending in any Israeli court at the time at which the lawsuit was instituted in the foreign court; and

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

SEC registration fee		$9,621
FINRA filing fee		3,140
Depositary and Transfer agent’s fees		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*
Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Meitar | Law Offices, Ramat Gan, Israel. Cooley LLP, New York, New York, will pass upon certain matters of U.S. federal and New York law.  Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Chemomab Therapeutics Ltd. as of December 31, 2022 and 2021, and for each of the years in the two-year period ended December 31, 2022, and as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

●	the Company’s Annual Reports on Form 10-K for the years ended December 31, 2022 and December 31, 2021 filed with the SEC on March 20, 2023 (the “2022 Annual Report”) and March 30, 2022, respectively;
●
the Company’s Current Reports on Form 8-K filed with the SEC on January 3, 2023, January 11, 2023, February 21, 2023, February 21, 2023, May 11, 2023, June 5, 2023, June 16, 2023, and Reports on Form 6-K furnished with the SEC on July 3, 2023, August 8, 2023 and August 14, 2023; and

●
the description of our share capital, which is set forth in Exhibit 4.1 of the 2022 Annual Report, and as may be further updated or amended in any amendment or report filed for such purpose, including Exhibit 4.1 to our 2022 Annual Report on Form 10-K for the year ended December 31, 2022.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and those of our Reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus.

We have filed a registration statement on Form F-3 to register the issuance and the resale of the securities described elsewhere in this prospectus. This prospectus is a part of that registration statement. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities.

Information and statements contained in this prospectus or any annex to this prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this prospectus forms a part.

Statements made in this prospectus concerning the contents of any contract, agreement or other document are not complete descriptions of all terms of these documents. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part in their entirety.

We are subject to the informational requirements of the Exchange Act. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, or the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We publish annually an annual report filed on Form 20-F containing financial statements that have been examined and reported on, with an opinion expressed by, a registered public accounting firm. We prepare our annual financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. If there is any inconsistency between the information in this prospectus and in any post-effective amendment to the Form F-3 of which this prospectus is a part, or in any prospectus supplement, you should rely on the information in the post-effective amendment or prospectus supplement, as relevant. You should read this prospectus and any post-effective amendment or prospectus supplement together with the additional information contained in documents listed above under the heading “Where You Can Find More Information; Incorporation of Information by Reference.” The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the securities offered under this prospectus, and our other outstanding securities. The registration statement, including the exhibits, can be read at the SEC’s website mentioned above under “Where You Can Find More Information; Incorporation of Information by Reference.”

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following address:

Chemomab Therapeutics Ltd.
Attention: Chief Financial Officer
Kiryat Atidim, Building 7,
Tel Aviv
6158002
Israel

You may also obtain information about us by visiting our website at www.chemomab.com. Information contained in our website is not part of this prospectus.

We have not authorized anyone to give any information or make any representation about their companies that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. You should read all information supplementing this prospectus.

CHEMOMAB THERAPEUTICS LTD.

Up to $7,258,687

American Depositary Shares representing Ordinary Shares

PROSPECTUS SUPPLEMENT

LifeSci Capital

July 25, 2025